Exhibit 5.1

SIDLEY AUSTIN LLP 1001 PAGE MILL ROAD BUILDING 1 PALO ALTO, CA 94304 +1 650 565 7000 +1 650 565 7100 FAX AMERICA • ASIA PACIFIC • EUROPE

October 25, 2023

Nextracker Inc.

6200 Paseo Padre Parkway

Fremont, CA 94555

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) filed by Nextracker Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the issuance of shares (the “Registered Shares”) of the Company’s Class A Common Stock, $0.0001 par value per share (“Common Stock”). The Registered Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of February 7, 2023 (the “Merger Agreement”), by and among the Company, Flex Ltd., a public company limited by shares incorporated in Singapore and having company registration no. 19002645H (“Flex”), Yuma, Inc., a Delaware corporation (“Target”), Yuma Acquisition Corp., a Delaware corporation (“Merger Sub”) and the Company, which provides, among other things, that Merger Sub will merge with and into Target, with Target surviving the merger and becoming a wholly owned subsidiary of the Company (the “Merger”). The Registered Shares consist of shares of Common Stock issuable at the effective time of the Merger (the “Closing Shares”) pursuant to Section 4.1 of the Merger Agreement relating to shares of Target outstanding at the effective time of the Merger and which such Closing Shares shall be distributed to shareholders of Flex.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Merger Agreement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Merger Agreement, and the issuance of the Registered Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

October 25, 2023

Based on the foregoing, we are of the opinion that each Closing Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the General Corporation Laws of the State of Delaware (the “DGCL”) and (iii) a certificate representing such Closing Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Closing Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Closing Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

This opinion letter is limited to the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP